Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Equity Trust

We consent to the use of our report dated March 19, 2013, with respect to the financial statements of Legg Mason Dynamic Multi-Strategy Fund, a series of Legg Mason Partners Equity Trust, as of January 31, 2013, incorporated herein by reference and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

New York, New York

May 17, 2013

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Equity Trust

We consent to the use of our report dated March 19, 2013, with respect to the financial statements of Legg Mason Investment Counsel Social Awareness Fund, a series of Legg Mason Partners Equity Trust, as of January 31, 2013, incorporated herein by reference and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

New York, New York

May 17, 2013

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Equity Trust

We consent to the use of our report dated March 19, 2013, with respect to the financial statements of Legg Mason Lifestyle Allocation 85%, Legg Mason Lifestyle Allocation 70%, Legg Mason Lifestyle Allocation 50% and Legg Mason Lifestyle Allocation 30%, each a series of Legg Mason Partners Equity Trust, as of January 31, 2013, incorporated herein by reference and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

New York, New York

May 17, 2013